Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
Figma, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1 — Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Fees to be Paid	Equity	Class A common stock, par value $0.00001 per share	Rule 457(a)	42,477,641	$32.00	$1,359,284,512	$0.00015310	$208,106.46
	Total Offering Amounts					$1,359,284,512		$208,106.46
	Total Fees Previously Paid							$182,093.15(5)
	Total Fee Offsets							—
	Net Fee Due							$26,013.31
(1)Includes up to 5,540,561 additional shares that the underwriters have the option to purchase from certain existing stockholders of the Registrant.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)Includes the aggregate offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(4)Calculated pursuant to Rule 457(a) under the Securities Act.
(5)The Registrant previously paid registration fees of $15,130.00 and $166,783.15 in connection with the filing of the Registration Statement on Form S-1 on July 1, 2025 and July 21, 2025, respectively.